FOR IMMEDIATE RELEASE

Contact:

IRG, LLC	Media Relations:
Erika Moran, 212-825-3210	Enrique Briz, 212-825-3210

Intellicheck Mobilisa Announces 2011 Fourth Quarter and YEAR END Financial Results

Conference Call Scheduled for Today,

Thursday, March 8, at 1:00 p.m. ET/10:00 a.m. PT

Port Townsend, WA – March 8, 2012: Intellicheck Mobilisa (NYSE Amex: IDN) has released its financial results for the fourth quarter and year ended December 31, 2011.

Revenues for the quarter ended December 31, 2011 decreased 6% to $2,868,031 compared to $3,046,567 in the same period of the previous year. Adjusted EBITDA was $283,835 for the fourth quarter of 2011 compared to $(253,795) for the fourth quarter of 2010. Net loss for the three months ended December 31, 2011 was $13,907 or $(0.00) per diluted share compared to a net loss of $641,844 or $(0.02) per diluted share for the three months ended December 31, 2010. The Company’s backlog, which represents non-cancelable sales orders for products not yet shipped and services to be performed, was approximately $2.8 million at December 31, 2011, compared to $2.8 million at December 31, 2010.

For the year ended December 31, 2011, revenues increased 2% to $12,484,331 compared to revenues of $12,291,551 reported in the same period of the prior year. Adjusted EBITDA for 2011 increased to $875,164 compared to $(938,934) in 2010. Net loss was $290,859 or $(0.01) per diluted share for the year ended December 31, 2011, compared to a net loss of $2,573,223 or $(0.10) for the year ended December 31, 2010.

Steve Williams, CEO of Intellicheck Mobilisa, commented, “Our efforts to reduce costs are reflected in our numbers and we intend to place additional resources on growing our revenues during 2012.”

Q4 2011 and Recent Highlights:

•	Commercial Identity Group enters into contract with major international banking firm to incorporate ID Check into the teller transaction system

•	ACCOR’s Motel 6 and Studio 6 hotels integrate ScanINN™ check-in and ID verification software with their property management system

Conference Call Information

IDN will host a conference call for members of the investment community today at 1:00 p.m. Eastern / 10:00 a.m. Pacific Time. Interested parties dial (877) 407-8037 approximately 10 minutes before the scheduled beginning. To listen to the conference call, please dial (877) 407-8037. For callers outside the U.S., please dial (201) 689-8037. The slides may be viewed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=167126 and will also be available on our website: www.icmobil.com under Investor Relations. For those unable to participate in the live conference, a recording will be available for 48 hours after the call. The rebroadcast can be accessed by dialing (877) 660-6853 and (201) 612-7415 for international callers. The account access code is 327 and the replay ID is 387178. After the 48-hour window, please visit the investor relations portion of our website at http://www.icmobil.com for rebroadcast.

About Intellicheck Mobilisa

Intellicheck Mobilisa (ICMOBIL) is a leading technology company that is engaged in developing and marketing wireless technology and identity systems for various applications, including mobile and handheld access control and security systems for the government, military and commercial markets. ICMOBIL’s products include the Fugitive Finder system, an advanced ID card access control product currently protecting approximately 100 military and federal locations; ID-Check, a patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issued IDs from U.S. and Canadian jurisdictions, designed to improve the Customer Experience for the financial, hospitality and retail sectors; and Aegeus, a wireless security buoy system for the government, military and oil industry.

For more news and information on ICMOBIL, please visit www.icmobil.com.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company’s management identify forward-looking statements. Actual results may differ materially from the information presented here. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the company’s filings with the SEC. We do not assume any obligation to update the forward-looking information.

Adjusted EBITDA

Intellicheck Mobilisa uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Intellicheck Mobilisa financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies. In addition, adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

Intellicheck Mobilisa considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Intellicheck Mobilisa believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of Adjusted EBITDA to GAAP net income or loss is included in the enclosed schedule.

INTELLICHECK MOBILISA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	(Unaudited)
	2011	2010	2011	2010

REVENUES	$2,868,031	$3,046,567	$12,484,331	$12,291,551

COST OF REVENUES	(927,466)	(1,043,260)	(4,339,772)	(4,297,158)
Gross profit	1,940,565	2,003,307	8,144,559	7,994,393

OPERATING EXPENSES
Selling	430,569	687,922	1,896,747	2,380,979
General and administrative	872,418	1,212,492	3,922,024	5,181,005
Research and development	651,488	742,248	2,608,020	2,979,047
Total operating expenses	1,954,475	2,642,662	8,426,791	10,541,031

Loss from operations	(13,910)	(639,355)	(282,232)	(2,546,638)

OTHER INCOME (EXPENSE)
Interest income	3	11	40	87
Interest expense	-	(2,500)	(8,667)	(24,808)
Other expense	-	-	-	(1,864)
	3	(2,489)	(8,627)	(26,585)

Loss before income taxes	(13,907)	(641,844)	(290,859)	(2,573,223)

Provision for income taxes	-	-	-	-

Net loss	$(13,907)	$(641,844)	$(290,859)	$(2,573,223)

PER SHARE INFORMATION
Net loss per common share -
Basic and diluted	$(0.00)	$(0.02)	$(0.01)	$(0.10)

Weighted average common shares used in computing per share amounts -
Basic and diluted	27,462,504	26,990,708	27,247,558	26,645,897

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,394,148	$1,488,904
Accounts receivable, net of allowance of $4,884 and $1,651 as of December 31, 2011 and 2010, respectively	3,058,788	2,905,794
Inventory	11,894	17,524
Other current assets	108,770	115,195
Total current assets	4,573,600	4,527,417

PROPERTY AND EQUIPMENT, net	439,736	570,613
GOODWILL	12,308,661	12,308,661
INTANGIBLE ASSETS, net	5,551,149	6,494,134
OTHER ASSETS	72,006	73,051

Total assets	$22,945,152	$23,973,876

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$221,019	$366,924
Accrued expenses	675,907	858,058
Deferred revenue, current portion	1,692,881	1,935,144
Notes payable	-	193,333
Total current liabilities	2,589,807	3,353,459

OTHER LIABILITIES
Deferred revenue, long-term portion	405,190	709,378
Deferred rent	194,759	125,426

Total liabilities	3,189,756	4,188,263

STOCKHOLDERS’ EQUITY	19,755,396	19,785,613

Total liabilities and stockholders’ equity	$22,945,152	$23,973,876

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net loss	$(13,907)	$(641,844)	$(290,859)	$(2,573,223)
Reconciling items:
Interest – net	(3)	2,489	8,627	24,721
Provision for income taxes	-	-	-	-
Depreciation and amortization	275,855	283,878	1,123,509	1,135,743
Stock-based compensation	21,890	101,682	33,887	473,825

Adjusted EBITDA	$283,835	$(253,795)	$875,164	$(938,934)